Exhibit 77(i)

Item 77(i): Terms of new or amended securities

LORD ABBETT BOND DEBENTURE ARTICLES OF AMENDMENT TO THE ARTICLES OF INCORPORATION

An Amendment to the Articles of Incorporation of Lord Abbett Bond Debenture, Inc., a Maryland corporation (the “Corporation”), executed on August 30, 3007, is hereby incorporated by reference to the Post-Effective Amendment No. 61 to the Corporation’s Registration Statement filed on September 11, 2007. The Amendment redesignated Class Y shares as Class I shares.

Item 77(i): Terms of new or amended securities

LORD ABBETT BOND DEBENTURE ARTICLES OF AMENDMENT TO THE ARTICLES OF INCORPORATION

An Amendment to the Articles of Incorporation of Lord Abbett Bond Debenture, Inc., a Maryland corporation (the “Corporation”), executed on July 31, 3007, with an effective date August 10, 2007, is hereby incorporated by reference to the Post-Effective Amendment No. 61 to the Corporation’s Registration Statement filed on September 11, 2007. The Amendment established three new classes of shares; such new classes were designated Class F, Class R2 and Class R3 shares.